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                               THE MAINSTAY FUNDS

                       MAINSTAY INTERNATIONAL EQUITY FUND
                        MAINSTAY INTERNATIONAL BOND FUND

                             DISTRIBUTION AGREEMENT



         AGREEMENT made as of this 25th day of August, 1994, between THE MAINSTAY FUNDS, a Massachusetts business trust (the "Trust"), and NYLIFE DISTRIBUTORS INC., a New York corporation (the "Distributor").

                              W I T N E S S E T H:

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified open-end management investment company and it is in the interest of the Trust to offer its shares of beneficial interest (the "Shares") for sale continuously;

         WHEREAS, the Shares of the Trust are divided into separate series, each of which has been established pursuant to a written instrument executed by the Trustees of the Trust, and the Trustees may from time to time terminate such series or establish and terminate additional series of the Trust;

         WHEREAS, the Trust currently has an effective registration statement filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act; and

         WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Shares of the series of the Trust, effective as of August 25, 1994;

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Appointment of the Distributor. The Trust hereby appoints the Distributor its exclusive agent to sell and to arrange for the sale of the Shares of the series of the Trust, including both issued and treasury shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder.

         Section 2.     Services and Duties of the Distributor.

         (a) The Distributor agrees to sell, as agent for the Trust, from time to time during the term of this Agreement, the Shares of each series of the Trust (whether unissued or treasury shares, in the Trust's sole discretion) upon the terms described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the Prospectus, which may include separate prospectuses for each series of the Trust, and the Statement of Additional Information included


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as part of the Trust's Registration Statement, as such Prospectus and
Statement of Additional Information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Trust with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect.

         (b) Upon the effective date of this Agreement, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of the Shares of any series of the Trust and will accept such orders on behalf of any series of the Trust as of the time of receipt of such orders and will transmit such orders as are so accepted to the Trust's transfer and dividend disbursing agent as promptly as practicable. Purchase orders shall be deemed effective at the times and in the manner set forth in the Prospectus.

         (c) The Distributor in its discretion may purchase from the series of the Trust as principal and may sell Shares of each series to such registered and qualified retail dealers as it may select. In making agreements with such dealers, the Distributor shall act only as principal and not as agent for the Trust or for the series of the Trust.

         (d) The offering price of the Shares of each series of the Trust shall be the net asset value (as defined in the Declaration of Trust of the Trust and determined as set forth in the Prospectus) per Share of each series next determined following receipt of an order, plus the applicable sales charge, if any, determined as set forth in the Prospectus. The Trust shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value.

         (e) The Distributor shall not be obligated to sell any certain number of Shares and nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

         (f) The Distributor is authorized on behalf of the series of the Trust to purchase Shares of any series of the Trust presented to it by dealers at the price determined in accordance with, and in the manner set forth in, the Prospectus.

         Section 3.     Duties of the Fund.

         (a) The Trust agrees to sell Shares of its various series so long as it has Shares of any such series available for sale except for such times at which the sale of Shares of any such series has been suspended by order of the Trustees or order of the Securities and Exchange Commission; and to deliver certificates (if any) for, or cause the Trust's transfer and dividend disbursing agent to issue confirmations evidencing, such Shares of any such series registered in such names and amounts as the Distributor has requested in writing, as promptly as practicable after receipt by the series of the Trust of payment therefor at the net asset value thereof and written request of the Distributor therefor.

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         (b) The Trust shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the series of the Trust, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared by the Trust and audited by its independent accountants and such reasonable number of copies of its most current Prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares of the series of the Trust and in the performance of the Distributor under this Agreement.

         (c) The Trust shall take, from time to time, all such steps, including payment of the related filing fee, as may be necessary to register the Shares under the 1933 Act and to make available for sale such number of Shares as the Distributor may be expected to sell. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

         (d) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares of its series for sale under the securities laws of such states as the Distributor and the Trust may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker or dealer in such states; provided that the Trust shall not be required to amend its Declaration of Trust or By-laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

         Section 4.     Expenses.

         (a) Each separate series of the Trust shall bear all costs and expenses of the continuous offering of its Shares, including such common costs and expenses which will be allocated among the series, in connection with: (i) fees and disbursements of its counsel and independent accountants, (ii) the preparation, filing and printing of any registration statements and/or Prospectuses required by and under the federal securities laws, (iii) the preparation and mailing of annual and interim reports, Prospectuses and proxy materials to shareholders, (iv) the qualifications of the Shares for sale and of the Trust pursuant to Section 3(d) hereof and the cost and expenses payable to each such state for continuing qualification therein and (v) any expenses assumed by the Trust pursuant to a Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act.

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         (b) The Distributor shall bear: (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Trust and other materials used by the Distributor in connection with its offering of Shares of each series of the Trust for sale to the public, including the additional cost of printing copies of the Prospectus and of annual and interim reports to shareholders, other than copies thereof required for distribution to existing shareholders or for filing with any federal securities authorities,
(ii) any expenses of advertising incurred by the Distributor in connection with such offering and (iii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

         Section 5. Fees. In addition to any fees received pursuant to the Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act as described in section 4(a) and (b) herein, the Distributor shall also be entitled to retain all proceeds derived from the imposition of contingent deferred sales charges as described in the Trust's Prospectus.

         Section 6. Indemnification. The Trust agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or Trustee of the Trust or who controls the Trust within the meaning of Section 15 of the 1933 Act, shall not inure to the benefit of such officer, Trustee or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Trust or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Trust's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Trust's being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Trust at its principal business office. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings

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against the Trust or any of its officers or Trustees in connection with the issue and sale of the Shares of any series of the Trust.

         The Distributor agrees to indemnify, defend and hold the Trust, its officers and Trustees and any person who controls the Trust, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its Trustees or officers or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its Trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Trust, its Trustees and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Trust, its officers or Trustees or any such controlling person, such notification being given to the Distributor at its principal business office.

         Section 7. Compliance with Securities Laws. The Trust represents that it is registered as a diversified open-end management investment company under the 1940 Act, and agrees that it will comply with all of the provisions of the 1940 Act and of the rules and regulations thereunder. The Trust and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 3(d) hereof, all applicable state "Blue Sky" laws, including but not limited to the broker-dealer registration requirements. The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934, as amended, including but not limited to the broker-dealer registration requirements.

         Section 8.     Term of Agreement: Termination.   This Agreement shall
commence on the date first set forth above. This Agreement shall continue in effect for a period more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act.

         This Agreement shall terminate automatically in the event of its assignment (as defined by the 1940 Act). In addition, this Agreement may be terminated by either party at any time, without penalty, on not more than sixty days' nor less than thirty days' written notice to the other party.

         Section 9.     Notices.   Any notice required to be given pursuant to
this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Distributor at 51 Madison Avenue, New York, N.Y. 10010, or (2) to the Trust at 51 Madison Avenue, New York, N.Y. 10010.

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         Section 10.    Governing Law.   This Agreement shall be governed and
construed in accordance with the laws of the State of New York.

         Section 11. Liability of Shareholders Trustees, etc. It is understood and expressly stipulated that none of the Trustees, officers, agents or shareholders in the Trust shall be personally liable hereunder. The name "The MainStay Funds" is the designation of the Trustees for the time being under a Declaration of Trust dated January 9, 1986, as amended, and all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. No series of the Trust shall be liable for any claims against any other series of the Trust.


                                           NYLIFE DISTRIBUTORS INC.



                                           By:
                                               ------------------------------
                                                Title:  President


                                           THE MAINSTAY FUNDS



                                           By:
                                               ------------------------------
                                           Title:  President

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